Exhibit 99.1

REDWOOD TRUST PROVIDES COMPANY UPDATE AND ANNOUNCES

DATE OF THIRD QUARTER 2021 FINANCIAL RESULTS WEBCAST AND CONFERENCE CALL

MILL VALLEY, CA – Thursday, October 14, 2021 – Redwood Trust, Inc. (NYSE: RWT), a leader in expanding access to housing for homebuyers and renters, today announced a business update for the quarter ended September 30, 2021, in advance of its upcoming financial results conference call.

Third Quarter Business Update:

•	Demonstrated strong quarters for volume across both mortgage banking businesses
o	Funded $639 million of business purpose loans
▪	Funding mix of 62% single-family rental loans and 38% bridge loans
o	Locked a record $4.7 billion(1) of residential loans with over 125 discrete sellers
▪	Lock mix of 89% Select loans and 11% Choice loans; 59% purchase money loans and 41% refinancings
•	Announced strategic progress in expanding CoreVest’s third-party acquisition channel for business purpose loans, a complement to its direct lending model
•	Completed three securitizations across Residential and Business Purpose Lending, including two inaugural transactions:
o	SEMT 2021-6 backed by $449 million of jumbo residential loans, the market’s first non-agency residential mortgage-backed securitization leveraging blockchain-based technology

1)      Does not account for potential fallout from pipeline that typically occurs through the lending process

o	CAFL 2021-RTL1 backed by $272 million of bridge loans, CoreVest’s first securitization of residential transitional loans, structured with a feature to allow reinvestment of loan payoffs for the first 30 months of the transaction
o	CAFL 2021-2 backed by $306 million of single-family rental loans
•	Completed the first-ever securitization backed entirely by residential Home Equity Investment (HEI) agreements, issuing approximately $146 million of securities through a transaction co-sponsored with Point Digital; ongoing relationship with Point includes flow agreements to purchase HEIs that will benefit Redwood’s investment portfolio
•	Funded six venture investments through our RWT Horizons venture investment arm that reflect the diversity of our operations and include firms that align with opportunities across our businesses
•	Settled calls of two Sequoia securitizations, purchasing $66 million of seasoned jumbo residential loans at par
•	Distributed $2.4 billion of jumbo residential loans through whole loan sales
•	Added over $350 million of financing capacity to support growth of our operating platforms and completed a new $100 million non-marginable term financing collateralized by retained securities in our investment portfolio
•	During the quarter, the Company estimates its book value increased approximately 4.0% to 4.5% from June 30, 2021

The Company also announced it is scheduled to release its third quarter 2021 results on Wednesday, October 27, 2021, after the market close. Redwood’s senior management team will host a conference call and webcast to review its financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day.

Webcast Information

The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust’s Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call.

Conference Call Information

To participate by phone, please dial-in at least 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible domestically or internationally, by dialing 1-877-423-9813 or 1-201-689-8573, respectively.

A replay of the conference call will be available after 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on Wednesday, October 27, 2021, through 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on Wednesday, November 10, 2021. To access the replay, listeners may use 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13723453.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly-traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding estimates of the Company’s book value at September 30, 2021 and statements relating to the amount of residential mortgage loans that we identified for purchase during the third quarter of 2021 (not accounting for potential pipeline fallout). Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

Investor Relations

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

Media Relations

Sard Verbinnen & Co

Email: Redwood-SVC@sardverb.com